Exhibit 99.1

NEWS RELEASE

AbCellera Reports Q1 2022 Business Results

05/10/2022

●	Total revenue of $317 million, compared to $203 million in Q1 2021
●	Six program starts in the quarter bringing cumulative total to 84, up 56% from Q1 2021
●	Net earnings of $0.59 per share on a basic and $0.54 on a diluted basis compared to $0.43 (basic) and $0.37 (diluted) per share in Q1 2021

VANCOUVER, British Columbia, May 10, 2022 -- AbCellera (Nasdaq: ABCL), a technology company with a centralized operating system for next-generation antibody discovery, today announced financial results for the first quarter of 2022. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“We entered 2022 with strong momentum that we leveraged to start new drug discovery programs and demonstrate the power of our platform by discovering a panel of CD3 antibodies for use in precision cancer treatments,” said Carl Hansen, Ph.D., CEO and President of AbCellera. “With our strong cash position and book of business, we also continued pursuing deal structures that allow us to capture more downstream value and expanded an existing partnership to include the option to co-develop therapeutic programs.”

Q1 2022 Business Summary

●	Earned $317 million in total revenue.
●	Generated net earnings of $169 million, compared to $117 million in Q1 2021.
●	Added two programs under contract with an existing partner, resulting in a cumulative total of 158 programs under contract with 36 different partners.
●	Started discovery on six programs, bringing the cumulative number of program starts to 84.
●	Confirmed one new molecule advanced into the clinic, bringing the cumulative total to six.

Key Business Metrics

Cumulative Metrics	March 31, 2021	March 31, 2022	Change %
Number of discovery partners	29	36	24%
Programs under contract	119	158	33%
Program starts	54	84	56%
Molecules in the clinic	1	6	500%

AbCellera added two discovery programs in Q1 to reach a cumulative total of 158 discovery programs as of March 31, 2022 (up from 119 on March 31, 2021), that are either completed, in progress, or under contract with 36 different partners (up from 29 on March 31, 2021). AbCellera started discovery on an additional six programs in Q1 to reach a cumulative total of 84 program starts (up from 54 on March 31, 2021). AbCellera’s partners advanced one additional molecule into the clinic in Q1 2022, bringing the cumulative total to six.

Discussion of Q1 2022 Financial Results

●

Revenue – Total revenue was $316.6 million, compared to $202.7 million in Q1 2021. Royalties associated with bamlanivimab and bebtelovimab were $307.0 million. The partnership business produced research fees of $9.3 million, compared to $4.0 million in Q1 2021. Licensing revenue was $0.2 million.

●

Research & Development (R&D) Expenses – R&D expenses were $26.4 million, compared to $12.4 million in Q1 2021, reflecting continuing investments in the capacity and capabilities of AbCellera’s discovery and development platform.

●	Sales & Marketing (S&M) Expenses – S&M expenses were $2.4 million, compared to $2.6 million in Q1 2021.
●

General & Administrative (G&A) Expenses – G&A expenses were $14.3 million, compared to $6.4 million in Q1 2021, with the increase driven by investments to support the growth of the company and non-cash stock-based compensation.

●

Net Earnings – Net earnings were $168.6 million, or $0.59 per share on a basic and $0.54 on a diluted basis compared to $117.2 million, or $0.43 per share on a basic and $0.37 on a diluted basis in Q1 2021.

●	Liquidity – $786.1 million of cash, cash equivalents, and marketable securities.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease.

AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce costs, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. For example, as our business matures and to the extent programs are discontinued, we anticipate updating these metrics to reflect such changes.

Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our technology stack and our current level of market penetration. The metric also relates to our opportunities to secure programs under contract.

Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from technology access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.

Program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting near-term potential to earn research fees. Cumulatively, program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term.

Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Source: AbCellera Biologics Inc.

Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236) 521-6774
Business Development: Neil Berkley; bd@abcellera.com, +1(604) 559-9005
Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778) 729-9116

AbCellera Biologics Inc.

Condensed Consolidated Statements of Income and

Comprehensive Income

(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data)

(Unaudited)

	Three months ended March 31,
	2021	2022
Revenue:
Research fees	$3,986	$9,333
Licensing revenue	20,259	231
Milestone payments	7,000	-
Royalty revenue	171,496	307,017
Total revenue	202,741	316,581
Operating expenses:
Royalty fees	20,010	44,637
Research and development(1)	12,352	26,366
Sales and marketing(1)	2,578	2,370
General and administrative(1)	6,422	14,268
Depreciation and amortization	3,305	3,990
Total operating expenses	44,667	91,631
Income from operations	158,074	224,950
Other (income)
Other income	(265)	(665)
Grants and incentives	(3,148)	(5,194)
Total other (income)	(3,413)	(5,859)
Net earnings before income tax	161,487	230,809
Income tax expense	44,266	62,236
Net earnings	$117,221	$168,573
Foreign currency translation adjustment	-	507
Comprehensive income	$117,221	$169,080

Net earnings per share attributable to common shareholders
Basic	$0.43	$0.59
Diluted	$0.37	$0.54
Weighted-average common shares outstanding
Basic	269,697,212	283,895,020
Diluted	320,282,747	311,482,017

1 Exclusive of depreciation and amortization

AbCellera Biologics Inc.

Condensed Consolidated Balance Sheet

(All figures in U.S. dollars. Amounts are expressed in thousands except share data)

(Unaudited)

	December 31, 2021	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$476,142	$545,718
Marketable securities	246,835	240,335
Total cash, cash equivalents, and marketable securities	722,977	786,053
Accounts and accrued receivable	160,576	334,403
Restricted cash	25,000	25,000
Other current assets	21,247	28,922
Total current assets	929,800	1,174,378
Long-term assets:
Property and equipment, net	111,616	122,049
Intangible assets, net	148,392	145,785
Goodwill	47,806	47,806
Investments in and loans to equity accounted investees	50,313	58,882
Other long-term assets	30,642	43,389
Total long-term assets	388,769	417,911
Total assets	$1,318,569	$1,592,289
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other liabilities	$32,017	$25,717
Current portion of contingent consideration payable	22,934	27,499
Income taxes payable	35,683	105,648
Accrued royalties payable	22,506	45,364
Deferred revenue	7,536	9,190
Total current liabilities	120,676	213,418
Long-term liabilities:
Operating lease liability	36,413	36,356
Deferred revenue and grant funding	60,758	64,151
Contingent consideration payable	35,886	30,623
Deferred tax liability	37,370	36,804
Other long-term liabilities	1,733	3,430
Total long-term liabilities	172,160	171,364
Total liabilities	292,836	384,782
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2021 and March 31, 2022: 283,257,104 and 284,521,181 shares issued and outstanding at December 31, 2021 and March 31, 2022, respectively	722,430	725,755
Additional paid-in capital	35,357	44,726
Accumulated other comprehensive income	280	787
Accumulated earnings	267,666	436,239
Total shareholders' equity	1,025,733	1,207,507
Total liabilities and shareholders' equity	$1,318,569	$1,592,289

AbCellera Biologics Inc.

Condensed Consolidated Statement of Cash Flows

(Expressed in thousands of U.S. dollars)

(Unaudited)

	Three months ended March 31,
	2021	2022
Cash flows from operating activities:
Net income	$117,221	$168,573
Cash flows from operating activities:
Depreciation of property and equipment	840	1,391
Amortization of intangible assets	2,465	2,606
Amortization of operating lease right-of-use assets	661	976
Stock-based compensation	5,427	12,291
Other	432	(592)
Changes in operating assets and liabilities:
Accounts and accrued research fees receivable	(30,073)	(8,751)
Accrued royalties receivable	26,861	(167,914)
Income taxes payable	(6,123)	69,965
Accounts payable and accrued liabilities	(5,194)	751
Deferred revenue	6,086	941
Accrued royalties payable	(7,134)	22,857
Deferred grant revenue	2,468	4,682
Other assets	(4,392)	(7,557)
Net cash provided by operating activities	109,545	100,219
Cash flows from investing activities:
Purchases of property and equipment	(3,644)	(14,495)
Purchase of marketable securities	-	(51,774)
Proceeds from marketable securities	-	57,294
Receipt of grant funding	-	2,596
Long-term investments and other assets	-	(11,657)
Investment in and loans to equity accounted investees	(12,195)	(8,335)
Net cash used in investing activities	(15,839)	(26,371)
Cash flows from financing activities:
Repayment of long-term debt and contingent consideration	(1,716)	(72)
Proceeds from long-term debt and issuance of common shares pursuant to exercise of stock options	173	1,941
Payment of liability for in-licensing agreement	-	(5,000)
Net cash provided by (used in) financing activities	(1,543)	(3,131)
Effect of exchange rate changes on cash and cash equivalents	(484)	(204)
Increase in cash and cash equivalents	91,679	70,513
Cash and cash equivalents and restricted cash, beginning of period	594,116	501,142
Cash and cash equivalents and restricted cash, end of period	$685,795	$571,655
Restricted cash included in other long-term assets	-	(937)
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$685,795	$570,718
Supplemental disclosure of non-cash investing and financing activities
Property plant and equipment in accounts payable	423	2,353
Right-of-use assets obtained in exchange for operating lease obligation	14,188	658